Exhibit 99.1

	Investor Contact:	Teri Miller
(800) 900-4686 x8216
terilmiller@spherion.com

	Media Contact:	Kip Havel
FOR IMMEDIATE RELEASE		(800) 422-3819
kiphavel@spherion.com
SPHERION ANNOUNCES THIRD QUARTER 2005 FINANCIAL RESULTS
     FORT LAUDERDALE, Fla., October 26, 2005 — Spherion Corporation (NYSE: SFN) today announced financial results for the third quarter ended October 2, 2005.
FINANCIAL HIGHLIGHTS
•	Third quarter 2005 revenues were $492.4 million compared with $507.7 million in the third quarter of 2004, a decrease of 3.0%. Third quarter revenues increased 3.3% sequentially, from $476.8 million in the second quarter of 2005.

•	Net earnings for the third quarter of 2005 were $5.2 million or $0.08 per share, compared with $29.7 million or $0.48 per share in the third quarter of 2004. The 2004 period included $27.4 million or $0.44 per share from discontinued operations.

•	Earnings from continuing operations were $6.4 million or $0.10 per diluted share in the third of quarter 2005, compared with $2.4 million or $0.04 per diluted share in the third quarter of 2004.

•	Revenues for the first nine months of 2005 were $1.5 billion, flat with the same period in the prior year. Net earnings for the nine-month period in 2005 were $5.7 million or $0.09 per share, compared with net earnings for the first nine months in 2004 of $24.4 million or $0.40 per share. Earnings from continuing operations for the first nine months of 2005 were $10.1 million or $0.16 per share, compared with $2.4 million or $0.04 per share for the same period in 2004.

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     Spherion President and Chief Executive Officer Roy Krause commented, “We were pleased with the results of the third quarter as we continued to focus on our strategic initiatives of targeted growth, margin expansion and operational effectiveness. Our discipline on client selection and expense management have resulted in meaningful improvements in operating margins. We remain committed to profitable revenue growth as we continue developing our base among small and mid-sized clients.”
     Krause continued, “In addition, we are maintaining our strong balance sheet and liquidity. Our progress in this area again this quarter allowed us to increase our cash position, net of debt, and continue our share repurchase program.”
OPERATING PERFORMANCE
     Staffing Services third quarter revenue decreased by 6.9% year over year. Both clerical and light industrial temporary staffing were about flat year over year. However, as expected, managed services revenues decreased due to changes in the client portfolio. Total segment gross profit margins in Staffing Services were 19.5% in the third quarter of 2005 compared with 17.8% in the third quarter of 2004. Temporary staffing gross profit margins increased 170 basis points year over year due to pricing improvement and lower workers’ compensation costs. Additionally, managed services gross profit margins improved in the third quarter due to a change in client mix and lower employee benefit costs. Selling, general and administrative costs were $65.5 million or 17.4% of revenue in the third quarter of 2005, down from $67.5 million in the same period of the prior year. Segment operating profit of $7.8 million or 2.1% of revenue for the third quarter of 2005 increased from $4.3 million and 1.1% of revenue in the third quarter of 2004.
     Professional Services revenue growth was 11.9% on a year over year basis in the third quarter 2005, driven primarily by growth in our core skill areas of information technology and finance and accounting. In addition, approximately 3.2% of the year over year Professional Services growth is due to the reclassification of certain technology managed services business from the Staffing Services segment, effective in the second quarter of 2005. Gross profit margins in the third quarter of 2005 were 31.8%, compared with 32.8% in the third quarter of 2004, primarily reflecting a decrease in temporary staffing margins. Selling, general and administrative expenses

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were 27.9% of segment revenue in the third quarter of 2005 compared with 26.1% last year in the same period, reflecting our investments in sales and recruiting staff. Segment operating profit was $4.6 million or 3.9% of revenue in the third quarter of 2005 compared with $6.9 million or 6.7% of revenue in the third quarter of 2004.
OTHER ITEMS
     During the third quarter the Company repurchased 1,211,400 shares at an average price of $7.53 per share. The Company continued to make share repurchases in October and currently there are up to 3.9 million shares remaining under the current authorization.
OUTLOOK
     Krause commented, “Based on recent sales trends, which include some seasonal activity within our Staffing Services area, the Company currently anticipates revenue for the fourth quarter will be between $495 and $515 million. Earnings from continuing operations for the fourth quarter are expected to be between $0.08 and $0.12 per share, assuming of an effective tax rate of 36%.”
ABOUT SPHERION
     Spherion Corporation is a leader in the staffing industry in North America, providing value-added staffing, recruiting and workforce solutions. Spherion has helped companies improve their bottom line by efficiently planning, acquiring and optimizing talent since 1946. To learn more, visit www.spherion.com.
     This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. Factors that could cause future results to differ from current expectations include risks associated with: Competition — our business operates in highly competitive markets with low barriers to entry; Economic conditions — a significant economic downturn could result in our clients using fewer temporary employees or the loss or bankruptcy of

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a significant client could materially adversely affect our business results; Technology investments — our investment in technology initiatives may not yield their intended results; Debt compliance — failure to meet certain covenant requirements under our credit facility could impact part or all of our availability to borrow; Disposition of businesses — the disposition of businesses previously sold, or in the process of being sold, may create future liabilities related to contract indemnifications; Termination provisions — certain contracts contain termination provisions and pricing risks; Tax filings — regulatory challenges to our tax filing positions could result in additional taxes; Corporate strategy — we may not achieve the intended effect of our business strategy; Litigation — we are a defendant in a variety of litigation and other actions from time to time and we may be exposed to employment—related claims and costs; Other — business risks associated with international operations could make those operations more costly; government regulation may increase our costs; failure or inability to perform under customer contracts could result in damage to our reputation and give rise to legal claims; our business is dependent upon the availability of qualified personnel; and managing or integrating any future acquisitions may strain our resources. These and additional factors discussed in this release and in Spherion’s filings with the Securities and Exchange Commission could cause the Company’s actual results to differ materially from any projections contained in this release.
     Spherion Corporation prepares its financial statements in accordance with generally accepted accounting principles (GAAP). Adjusted earnings from continuing operations is a non-GAAP financial measure, which excludes certain non-operating related charges and gains. Items excluded from the calculation of adjusted earnings from continuing operations include, but are not limited to, restructuring charges, net of taxes. Adjusted earnings from continuing operations is a key measure used by management to evaluate its operations. Management does not consider the items excluded to be operating costs/gains and therefore, excludes them from the evaluation of the Company’s operating performance. Adjusted earnings from continuing operations should not be considered a measure of financial performance in isolation or as an alternative to earnings from continuing operations or net earnings as determined in the Statement of Operations in accordance with GAAP, and, as presented, may not be comparable to similarly titled measures of other companies, and therefore this measure has material limitations. Items excluded from adjusted earnings from continuing operations are significant components in understanding and assessing financial performance.

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SPHERION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended
	October 2,	September 24,
	2005	2004
Revenues (1)	$492,405	$507,728
Cost of services	382,148	401,877

Gross profit (2)	110,257	105,851

Selling, general and administrative expenses	100,963	100,455
Interest expense	1,077	1,475
Interest income	(1,203)	(807)
Restructuring and other charges	159	(238)
Other loss (3)	—	841

	100,996	101,726

Earnings from continuing operations before income taxes and discontinued operations	9,261	4,125
Income tax expense	(2,863)	(1,732)

Earnings from continuing operations before discontinued operations	6,398	2,393

Discontinued operations:
Loss from discontinued operations before income taxes	(1,133)	(3,032)
Income tax (expense) benefit	(105)	30,382

(Loss) earnings from discontinued operations	(1,238)	27,350

Net earnings	$5,160	$29,743

Earnings (loss) per share-Basic:
Earnings from continuing operations before discontinued operations	$0.11	$0.04
(Loss) earnings from discontinued operations	(0.02)	0.45
	$0.08	$0.49

Earnings (loss) per share-Diluted:
Earnings from continuing operations before discontinued operations	$0.10	$0.04
(Loss) earnings from discontinued operations	(0.02)	0.44
	$0.08	$0.48

Weighted average shares used in computation of earnings (loss) per share:
Basic	60,723	61,311
Diluted	61,147	62,178

(1)	Includes sales of all company-owned and licensed offices and royalties on sales of franchised offices.

(2)	Gross profit is revenues less temporary employee wages, employment related taxes such as FICA, federal and state unemployment taxes, medical and other insurance for temporary employees, workers’ compensation, benefits, billable expenses and other direct costs.

(3)	Loss on redemption of the remaining convertible subordinated notes of $841 in 2004.

SPHERION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, amounts in thousands, except per share amounts)

	Nine Months Ended
	October 2,	September 24,
	2005	2004
Revenues (1)	$1,474,764	$1,460,877
Cost of services	1,154,543	1,151,179

Gross profit (2)	320,221	309,698

Selling, general and administrative expenses	303,892	293,459
Interest expense	2,528	4,559
Interest income	(3,028)	(2,994)
Restructuring and other charges	1,763	8,617
Other loss (3)	—	841

	305,155	304,482

Earnings from continuing operations before income taxes and discontinued operations	15,066	5,216
Income tax expense	(4,953)	(2,792)

Earnings from continuing operations before discontinued operations	10,113	2,424

Discontinued operations:
Loss from discontinued operations before income taxes	(4,925)	(13,175)
Income tax benefit	499	35,166

(Loss) earnings from discontinued operations	(4,426)	21,991

Net earnings	$5,687	$24,415

Earnings (loss) per share-Basic:
Earnings from continuing operations before discontinued operations	$0.16	$0.04
(Loss) earnings from discontinued operations	(0.07)	0.36

	$0.09	$0.40

Earnings (loss) per share-Diluted:
Earnings from continuing operations before discontinued operations	$0.16	$0.04
(Loss) earnings from discontinued operations	(0.07)	0.36

	$0.09	$0.40

Weighted average shares used in computation of loss per share:
Basic	61,353	60,914
Diluted	61,753	61,781

(1)	Includes sales of all company-owned and licensed offices and royalties on sales of franchised offices.

(2)	Gross profit is revenues less temporary employee wages, employment related taxes such as FICA, federal and state unemployment taxes, medical and other insurance for temporary employees, workers’ compensation, benefits, billable expenses and other direct costs.

(3)	Loss on redemption of the remaining convertible subordinated notes of $841.

SPHERION CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited, amounts in thousands, except share data)

	October 2,	December 31,
Assets	2005	2004

Current Assets:
Cash and cash equivalents	$27,932	$5,154
Receivables, less allowance for doubtful accounts of $5,703 and $7,077	290,747	352,606
Deferred tax asset	10,203	19,263
Income tax receivable	2,135	12,363
Insurance deposit	24,850	26,436
Other current assets	17,904	18,885
Assets of discontinued operations	2,939	4,772

Total current assets	376,710	439,479
Goodwill	49,981	48,757
Property and equipment, net of accumulated depreciation of $118,032 and $104,111	87,802	97,683
Deferred tax asset	157,136	149,436
Insurance deposit	56,374	66,482
Intangibles and other assets	22,258	28,429

	$750,261	$830,266

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and other accrued expenses	$79,833	$108,308
Accrued salaries, wages and payroll taxes	68,807	62,956
Revolving lines of credit	—	32,131
Accrued insurance reserves	30,527	34,135
Accrued income tax payable	57,211	57,765
Current portion of long-term debt and other short-term borrowings	2,326	12,398
Accrued restructuring	1,520	2,420
Other current liabilities	10,398	8,050
Liabilities of discontinued operations	272	1,488

Total current liabilities	250,894	319,651
Long-term debt, net of current portion	4,143	4,766
Accrued insurance reserves	29,143	28,879
Deferred compensation and other long-term liabilities	24,255	32,678

Total liabilities	308,435	385,974

Stockholders’ Equity:
Preferred stock, par value $.01 per share; authorized, 2,500,000 shares; none issued or outstanding	—	—
Common stock, par value $.01 per share; authorized, 200,000,000; issued 65,341,609 shares	653	653
Treasury stock, at cost, 5,465,690 and 4,238,678 shares, respectively	(46,993)	(40,430)
Additional paid-in capital	845,435	847,806
Accumulated deficit	(361,084)	(366,771)
Accumulated other comprehensive income	3,815	3,034

Total stockholders’ equity	441,826	444,292

	$750,261	$830,266

SPHERION CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(unaudited, amounts in thousands, except per share amounts)

	Management
	Guidance
	Three Months Ended	Three Months Ended		Nine Months Ended
	January 1,	October 2,	September 24,	October 2,	September 24,
	2006	2005	2004	2005	2004
Adjusted earnings from continuing operations		$6,500	$2,767	$11,241	$8,295
Restructuring and other charges, net of tax benefit (expense) of $57, $(90), $635, and $3,268, respectively		(102)	148	(1,128)	(5,349)
Other losses, net of tax expense of $319		—	(522)	—	(522)
Earnings from continuing operations		6,398	2,393	10,113	2,424

(Loss) earnings from discontinued operations		(1,238)	27,350	(4,426)	21,991
Net earnings		$5,160	$29,743	$5,687	$24,415

Per share-Diluted amounts:
Adjusted earnings from continuing operations	$0.08 to $0.12	$0.11	$0.04	$0.18	$0.13
Restructuring and other charges, net of tax	—	(0.00)	0.00	(0.02)	(0.09)
Other losses, net of tax	—	—	(0.01)	—	(0.01)

Earnings from continuing operations	$0.08 to $0.12	0.10	0.04	0.16	0.04

(Loss) earnings from discontinued operations		(0.02)	0.44	(0.07)	0.36
Net earnings		$0.08	$0.48	$0.09	$0.40

Diluted weighted average shares used in computation of earnings (loss) per share		61,147	62,178	61,753	61,781

SPHERION CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(unaudited, dollar amounts in thousands)

	Three Months Ended			Nine Months Ended
	October 2, 2005	September 24, 2004	July 3, 2005	October 2, 2005	September 24, 2004
Revenues:
Staffing Services	$376,304	$404,016	$362,384	$1,140,770	$1,161,703
Professional Services	116,101	103,712	114,434	333,994	299,174

Segment revenue	$492,405	$507,728	$476,818	$1,474,764	$1,460,877

Gross profit:
Staffing Services	$73,296	$71,794	$67,375	$214,090	$215,082
Professional Services	36,961	34,057	37,464	106,131	94,616

Segment gross profit	$110,257	$105,851	$104,839	$320,221	$309,698

Segment operating profit:
Staffing Services	$7,794	$4,337	$2,412	$13,577	$16,774
Professional Services	4,555	6,946	5,438	13,517	16,960

Segment operating profit	12,349	11,283	7,850	27,094	33,734
Unallocated corporate costs	(2,951)	(5,764)	(3,937)	(10,439)	(17,072)
Amortization of intangibles	(104)	(123)	(104)	(326)	(423)
Interest expense	(1,077)	(1,475)	(652)	(2,528)	(4,559)
Interest income	1,203	807	966	3,028	2,994
Restructuring and other charges	(159)	238	168	(1,763)	(8,617)
Other loss	—	(841)	—	—	(841)

Earnings from continuing operations before income taxes and discontinued operations	$9,261	$4,125	$4,291	$15,066	$5,216

MEMO:

Gross profit margin:
Staffing Services	19.5%	17.8%	18.6%	18.8%	18.5%
Professional Services	31.8%	32.8%	32.7%	31.8%	31.6%
Total Spherion	22.4%	20.8%	22.0%	21.7%	21.2%

Segment operating profit margin:
Staffing Services	2.1%	1.1%	0.7%	1.2%	1.4%
Professional Services	3.9%	6.7%	4.8%	4.0%	5.7%
Total Spherion	2.5%	2.2%	1.6%	1.8%	2.3%

SPHERION CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited, dollar amounts in thousands)

	Three Months Ended			Nine Months Ended
	October 2, 2005	September 24, 2004	July 3, 2005	October 2, 2005	September 24, 2004
Staffing Services
Revenue by Skill:
Clerical	$224,071	$249,373	$220,277	$703,967	$737,823
Light Industrial	152,233	154,643	142,107	436,803	423,880

Segment Revenue	$376,304	$404,016	$362,384	$1,140,770	$1,161,703

Revenue by Service:
Temporary Staffing	$330,580	$332,130	$316,090	$979,573	$922,236
Managed Services	41,244	68,363	42,326	148,605	228,499
Permanent Placement	4,480	3,523	3,968	12,592	10,968

Segment Revenue	$376,304	$404,016	$362,384	$1,140,770	$1,161,703

Gross Profit Margin by Service:
(As % of Applicable Revenue) Temporary Staffing	17.0%	15.3%	16.6%	16.6%	15.4%
Managed Services	30.3%	25.6%	25.8%	26.3%	27.2%
Permanent Placement	100.0%	100.0%	100.0%	100.0%	100.0%
Total Staffing Services	19.5%	17.8%	18.6%	18.8%	18.5%

Professional Services
Revenue by Skill:
Information Technology	$75,349	$65,285	$73,009	$213,951	$196,557
Finance & Accounting	27,168	24,353	26,320	77,697	67,913
Other	13,584	14,074	15,105	42,346	34,704

Segment Revenue	$116,101	$103,712	$114,434	$333,994	$299,174

Revenue by Service:
Temporary Staffing	$103,510	$91,907	$100,993	$297,643	$268,328
Permanent Placement	12,591	11,805	13,441	36,351	30,846

Segment Revenue	$116,101	$103,712	$114,434	$333,994	$299,174

Gross Profit Margin by Service:
(As % of Applicable Revenue) Temporary Staffing	23.5%	24.2%	23.8%	23.4%	23.8%
Permanent Placement	100.0%	100.0%	100.0%	100.0%	100.0%
Total Professional Services	31.8%	32.8%	32.7%	31.8%	31.6%